Media Cotact:	Investor Relations Contact:
Nevin Reilly	Paul G. Henning

Sloane & Company	Cameron Associates

Ph: 212-446-1893, nreilly@sloanepr.com	Ph: 212 245-8800 x221, paul@cameronassoc.com

Verticalnet Acquires One of UK’s Largest
Independent Sourcing Software Providers

Acquisition of Digital Union Expands Verticalnet European Presence, Leverages an Existing IBM
Relationship and Strengthens Retail Vertical Leadership while Broadening Ability to Support
European and Global Clients

Malvern, PA and Guildford, UK – July 25, 2005 – Verticalnet, Inc. (Nasdaq: VERT), a leading provider of supply management solutions, today announced that it has acquired Digital Union Limited, a privately-held provider of on-demand sourcing and procurement solutions based in Guildford, Surrey, United Kingdom. The acquisition brings Verticalnet’s top rated supply management solutions together with Digital Union’s leading procurement and advanced auction capabilities. Digital Union, founded in 1998, has customers in multiple geographies, including Europe and North America. Leading customers include: Kidde, Petro Canada, Safeway, Sunseeker, Tesco, and the WorldWide Retail Exchange (WWRE). Digital Union’s ezMarket solution is a buy-side component of IBM’s WebSphere software platform.

Digital Union highlights include:

•	One of the largest independent sourcing software providers in the UK

•	Premier IBM business Partner and four-time IBM Beacon Award winner for partnering excellence

•	Auction platform for WWRE (WorldWide Retail Exchange) used by over thirty five global retailers to conduct thousands of auction events per month representing billions of dollars of spend.

•	Innovative “SupplyCurve” product – that provides real-time optimization proven to deliver complex decision support and supplier feedback during live auction events

•	Applications delivered on-demand or installed at client sites providing maximum flexibility for buyers

“The combination of Verticalnet and Digital Union accelerates Verticalnet’s aggressive drive for growth in Europe while benefiting the customers and prospects of both companies through a global, on-demand supply management platform that features Digital Union’s on-demand procurement and advanced auction functionality, including real-time optimization,” said Nathanael V. Lentz, President and CEO of Verticalnet. “Digital Union has a recognized brand and high profile relationships in both the UK and Europe which should enable Verticalnet to accelerate our current efforts to become a global supply management leader. In addition, its strong relationships with both IBM and the WorldWide Retail Exchange are a tribute to Digital Union’s proven ability to establish win-win partner relationships.”

IBM Relationship:

Digital Union products are architected on IBM technology and utilize IBM’s WebSphere Commerce Server as a critical technology component enabling both scalability and ease of integration. The Digital Union and IBM relationship currently spans Europe and is expected to expand broadly in the US, leveraging Verticalnet’s US sales and marketing resources.

“As an IBM Premier Business Partner Digital Union has won four Beacon awards in the last five years, which are provided to IBM business partners that have excelled in providing quality e-business solutions to global customers based on IBM technology,” said Guy Lloyd, Director of Worldwide Software Sales, IBM. “This feat, which has not been achieved by any other IBM business partner, is indicative of the strength of both the Digital Union technology and its management team. We look forward to building on our partnership with Verticalnet.”

Retail Vertical Strength:

Verticalnet and Digital Union’s combined retail experience forms the basis of leadership in retail supply management solutions. Verticalnet’s history of supporting some of the world’s largest retailers including IKEA and Lowe’s is brought together with Digital Union’s products which are used by well-known retailers such as Target, Tesco, Walgreens and J.C. Penney through their relationship with the WWRE. More information about WWRE can be found at their Website located at: http://www.worldwideretailexchange.org/cs/en/index.htm

“With solutions designed by and for more than thirty-five global retailers and their trading partners, Digital Union has been an anchor technology provider and strategic partner of the WorldWide Retail Exchange,” said Maureen Phillips-Houser, WWRE’s Vice President of Sourcing Solutions.

“Our members have conducted and saved several billion dollars in sourced volume across the Digital Union Platform, enabling tens of thousands of suppliers to drive cost and time optimized sales revenues”, continues Phillips-Houser. “We believe that Digital Union’s combination with Verticalnet marks a very positive development for our business, opening up a broader solutions portfolio, deeper local support in the USA and world class services. We are confident that Verticalnet’s acquisition of Digital Union will significantly enhance our already successful relationship and value proposition to our member base.”

Global Support, Market Expansion and Revenue Growth:

The combination of Verticalnet and Digital Union provides strong customer support, implementation resources and sales coverage on both sides of the Atlantic. The Digital Union acquisition dramatically expands Verticalnet’s presence in Europe, more than quadrupling Verticalnet’s European headcount. Joining Verticalnet provides significant sales and support resources to Digital Union’s North American customer base.

The acquisition of Digital Union further accelerates Verticalnet’s traction in the mid-market. Digital Union is a core IBM supply management partner for the mid-market space and is focused on IBM customers between $750M and $1.5 Billion in revenue. In addition, Digital Union’s revenue is software license related, and is thus expected to increase Verticalnet’s percent of software revenue to total revenue.

Transaction and Integration Details:

The Digital Union acquisition is effective as of July 22, 2005. Verticalnet issued approximately 4.5 million shares of common stock to Digital Union’s shareholders in the transaction. The terms of the acquisition also include a provision that enables Digital Union’s shareholders to receive up to an additional 3.5 million Verticalnet shares based upon the achievement of revenue milestones within the first year after the closing of the transaction.

Digital Union will be operated as a Verticalnet company under the Digital Union brand. Sales, marketing, and administrative functions will be combined with existing Verticalnet resources in Europe. Both Verticalnet and Digital Union customer delivery organizations, focused on product development, consulting services, software implementation, and customer support, remain intact, which will allow current Verticalnet and Digital Union customers to enjoy consistent support, while benefiting from an enhanced set of choices going forward.

Verticalnet and Digital Union will continue with all existing product and client deliveries as planned. Both companies’ products will continue to be supported and enhanced and the terms and conditions of all professional services and product support agreements will remain in effect unchanged.

The Digital Union leadership team will remain with Verticalnet. Patrick Lawton, founder of Digital Union, will be the President of Verticalnet Europe, a business division of Verticalnet focused on business growth throughout Europe. Other members of the Digital Union executive team will provide key roles throughout the combined organizations.

“Digital Union was founded to enable the world’s leading organizations to manage their procurement practices more creatively and cost-effectively,” said Lawton. “The Verticalnet and Digital Union management teams have remarkably consistent views of the market, and the combined company is uniquely positioned to execute on our vision and emerge as a global leader in the space. I am excited to join the Verticalnet team and about what this transaction means for Digital Union’s customers, partners, and employees.”

“I am very pleased to have Paddy as a member of our leadership team at Verticalnet,” added Lentz. “With the addition of Digital Union’s technology and team, the IBM relationship and additional expertise in the Retail sector, we are well-positioned to effectively compete in the increasingly global market for supply management solutions. Both of our companies have an established track record of delivering results. Together, we will be able to provide even more customers with a global, on-demand platform that will help them achieve their supply management goals.”

About Verticalnet

Verticalnet is a leading provider of supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Large enough to help customers attain supply management success worldwide, yet nimble enough to provide individual attention and remain focused on customer priorities, Verticalnet is helping leading Global 2000 companies and mid-market enterprises move their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise. To learn more, please visit us at www.verticalnet.com.

About Digital Union

Digital Union software enables the world’s leading organisations to manage their sourcing, procurement and customer service practices more creatively and cost-effectively. Founded in 1998, Digital Union has established a portfolio of market leading customers around the world, including the WorldWide Retail Exchange (WWRE) and their clients such as Tesco, Walgreens, J.C. Penney; Marks and Spencer; as well as an international network of premier go-to-market partners, such as IBM, and Cap Gemini. Digital Union is headquartered in Guildford, Surrey, United Kingdom.

Additional information is available on the Web at www.digitalunion.com

Cautionary Statement Regarding Forward-Looking Information

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about acceleration of efforts to become a supply management leader across the UK and throughout Europe; a broad expansion of the IBM relationship in the US; acceleration of Verticalnet’s traction in the mid-market; operation of Digital Union as a Verticalnet company under the Digital Union brand; continuation of all existing product and client deliveries as planned;; Digital Union employees remaining with Verticalnet; Verticalnet being well-positioned to effectively compete in the increasingly global market for supply management solutions; ability to provide more customers with a global, on-demand platform that will help them achieve their supply management goals, as well as statements that are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “scheduled,” or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to, the continued availability and terms of equity and debt financing to fund our business, our reliance on the development of our enterprise software and services business, competition in our target markets, our ability to maintain our listing on the Nasdaq Stock Market, economic conditions in general and in our specific target markets, our ability to use and protect our intellectual property, and our ability to attract and retain qualified personnel, as well as those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2004, and Quarterly Report on Form 10-Q for the three months ended March 31, 2005, which have been filed with the SEC. Verticalnet is making these statements as of July 25, 2005 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

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Verticalnet is a registered trademark or a trademark in the United States and other countries of Vert Tech LLC

Digital Union and ezMarket are trademarks of Digital Union Ltd.